Exhibit 3.57

CERTIFICATE OF INCORPORATION

of

AMERICAN MEDICAL RESPONSE OF TEXAS, INC.

1. The name of this corporation is American Medical Response of Texas, Inc.

2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. The purpose of this corporation is to engage in any, lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4 The total number of shares of stock that this corporation shall have authority to issue is three thousand (3000) shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5. The name and mailing address of the incorporator is: William George, Esq., American Medical Response, Inc., 2821 South Parker Road, Aurora, Colorado 80014.

6. Except as otherwise provided in the provisions establishing a class or series of stock, the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7. The election of directors need not be by written ballot unless the by-laws shall so require.

8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the’ request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this lst day of January, 1996.

/s/ William George
William George
Incorporator

CERTIFICATE OF MERGER

Gold Cross Services, Inc., a Texas Corporation

Merging With and Into

American Medical Response of Texas, Inc., a Delaware Corporation

Pursuant to Section 252 of the General Corporation Law of Delaware, American Medical Response of Texas, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: The name and state of incorporation of the constituent corporations is as follows:

American Medical Response of Texas, Inc.	Delaware
Gold Cross Service, Inc.	Texas

SECOND: An Agreement and Plan of Reorganization has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of Delaware.

THIRD: American Medical Response of Texas, Inc., will be the surviving corporation.

FOURTH: The certificate of incorporation of American Medical Response of Texas, Inc., a Delaware Corporation, which is surviving the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH: The executed Agreement and Plan of Reorganization is on file at the office of American Medical Response of Texas, Inc., at 2821 South Parker Road, Aurora, CO 80014.

SIXTH: A copy of the Agreement and Plan of Reorganization will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of Gold Cross Service, Inc., a corporation organized under the laws of Texas, is 100,000 shares, with $1.00 par value.

DATED the 31st day of December, 1996.

AMERICAN MEDICAL RESPONSE OF TEXAS, INC., a Delaware corporation

By	/s/ David A. Bingaman
David A. Bingaman, President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

American Medical Response of Texas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of American Medical Response of Texas, Inc. adopted the following resolution on the 1st day of September, 1996.

Resolved, that the registered office of 1013 Centre Rd., Wilmington, DE 19805 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, American Medical Response of Texas, Inc. has caused this statement to be signed by William George, its Vice President, this 1st day of September, 1996.

/s/ William George
William George, Vice President
(Title)

*                                         Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

(DEL. - 264 - 6/15/94)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMERICAN MEDICAL RESPONSE OF TEXAS, INC.

It is hereby certified that:

1.                                       The name of the corporation (hereinafter called the “corporation”) is:

AMERICAN MEDICAL RESPONSE OF TEXAS, INC.

2.                                       The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.                                       The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                       The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2006

/s/ Todd Zimmerman
Name:	Todd Zimmerman
Title:	Ex. Vice President